OPINION OF COUNSEL, JODY M. WALKER


                     [JODY M. WALKER - LETTERHEAD]



March 22, 2004


U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington D.C.  20549

Re:      Indigenous Global Development Corporation
         Form S-8 Registration Statement
         OPINION OF COUNSEL


Ladies and Gentlemen:

            OPINION OF COUNSEL


I have acted as counsel to Indigenous Global Development Corporation in connection with the preparation and filing of a Registration Statement
on Form S-8.    The registration statement covers the registration
under the Securities Act of 1933, as amended, of 5,000,000 shares of Indigenous common stock, $.001 par value per share, pursuant to Indigenous employee and consultant benefit plan entitled the "2004 Non-Statutory Stock Option Plan," adopted by the board of directors of
Indigenous on March 5, 2004.   I have examined the registration
statement, Indigenous's articles of incorporation and bylaws, as amended, and minutes of meetings of its board of directors.

Based upon the foregoing, and assuming that the common shares will be issued as set forth in the 2004 Plan and registration statement, at a time when effective, and that Indigenous will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states or foreign jurisdictions in which the shares may be sold, I am of the opinion that, upon proper and legal issuance of the common shares according the registration statement and receipt of the consideration to be paid for the shares, the common shares will be validly issued, fully paid and nonassessable shares



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U.S. Securities and Exchange Commission
March 22, 2004
Page 2


of common stock of Indigenous. This opinion does not cover any matters related to any re-offer or re-sale of the shares by any Plan
Beneficiaries, once properly and legally issued pursuant to the Plan as described in the registration statement.

This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof.

This opinion does not address or relate to any specific state securities laws. I assume no duty to communicate with Indigenous in respect to any matter which comes to our attention hereafter.



              CONSENT


I consent to the use of this opinion as an exhibit to the registration statement and to the reference to my firm in the prospectus that is made a part of the registration statement.


Sincerely,



/s/ Jody M. Walker
-------------------
Jody M. Walker

March 22, 2004

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